EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Fab Industries, Inc.
New York, New York


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus of our report dated February 16, 1999 relating to the consolidated financial statements and schedule of Fab Industries, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 2, 2000.

      We also consent to the reference to us under the caption "Interest of Named Experts and Counsel" in this Registration Statement on Form S-8.


/s/ BDO Seidman, LLP

New York, New York
May 14, 2001